UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2006

VISIPHOR CORPORATION

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	000-30090 (Commission File Number)	None (IRS Employer Identification No.)

Suite 1100 – 4710 Kingsway
Burnaby, British Columbia
Canada V5H 4M2

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 684-2449

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act.

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01

Regulation FD Disclosure.

Attached as Exhibit 99.1 to this report is press release dated March 3, 2006.  Such exhibit is being furnished pursuant to this Item 7.01, and shall not be deemed filed under the Securities Exchange Act of 1934, as amended.

Item 9.01

Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.

Description

99.1

Press Release dated March 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISIPHOR CORPORATION

Date: March 3, 2006

By:

‘Wayne Smith’

Wayne Smith

CFO & COO

EXHIBIT INDEX

EXHIBIT NO.

DESCRIPTION

99.1

Press Release dated March 3, 2006

EXHIBIT 99.1

VISIPHOR ANNOUNCES FOLLOW-ON PRIVATE PLACEMENT AND INVESTOR RELATIONS CONTRACT

VANCOUVER, CANADA, March 3, 2006 – Visiphor Corporation (“Visiphor” or the “Corporation”) (OTCBB: VISRF; TSX-V: VIS; DE: IGYA) announced today that it has completed a follow-on private placement on the same terms as its brokered private placement that was completed in December 2005. This latest private placement consists of 600,000 units (the “Units”) at a price of CAN$0.45 per Unit, for gross proceeds of CAN$270,000. Each Unit is comprised of one common share and one-half of one transferable common share purchase warrant (each whole warrant a “Warrant”), each Warrant entitling the holder to purchase one additional common share at the price of CAN$0.50 per share on or before March 2, 2007. The securities will be subject to a four-month hold period that expires on July 2, 2006. The net proceeds to the Corporation, less cash finders’ fees of $23,625, were CAN$246,375.

The securities will not be registered under the United States Securities Act of 1933, as amended (the “US Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, “US persons”, as such term in defined in regulation S promulgated under the Securities Act, except in certain transactions exempt from the registration requirements of the US Securities Act.

This news release shall not constitute an offer to sell or an offer to buy the securities in any jurisdiction.

Visiphor also announces that it has retained Peterson Capital (“PC”), a private company owned by Mr. Richard Peterson, formerly Visiphor’s Vice President of Capital Markets, for the provision of corporate communications and investor relations services. Mr. Peterson resigned from his position as Visiphor’s Vice President of Capital Markets, effective February 28, 2006. As of March 1, 2006 Mr. Peterson and his family members hold, directly and indirectly, a total of 432,350 shares of Visiphor Corp.

Visiphor and Mr. Peterson have entered into this agreement to assure an arms-length relationship between the two parties given Mr. Peterson’s role as President of Fundamental Technologies II Corp, a corporation that owns a portfolio of investments in early stage private and public technology companies.

Under the agreement with Visiphor, PC will: assist in locating potential sources of financing; advise and assist in developing a market and shareholder communications program designed to increase awareness of Visiphor within the public and private investment community; assist in the preparation and dissemination of news releases, and; receive and respond to investor enquiries.

Mr. Peterson has gained extensive capital markets experience over the past 18 years in retail & institutional sales and corporate finance and management with national investment dealers HSBC Securities, Yorkton Securities, and Merrill Lynch Canada Inc. He was formerly Chairman & CEO of Watermark Capital Management Inc.

The agreement is for an initial 10-month term. PC will be paid a fee of $150,000 over the course of this term and will also be reimbursed for reasonable expenses. Under the terms of the agreement, Mr. Peterson will retain ownership of the 250,000 stock options granted to him as an employee of Visiphor in 2005.

About Visiphor

Visiphor software products and consulting services deliver practical, rapidly deployable solutions that integrate business processes and databases. The company’s solutions focus on disparate process and data management problems that exist in government, law enforcement, security, health care and financial services. Using industry standard Web Services and Service Oriented Architecture (SOA), Visiphor delivers a secure and economical approach to true, real-time application interoperability.

The company’s flagship product, referred to as the Briyante Integration Environment (BIE), has a production-proven ability to reduce the time, complexity, and risk associated with defining, implementing, and supporting integrated access to physically and technologically disparate computers and datasets. The broad ranging applicability of BIE into a variety of areas (e.g. health care, financial services, government services, telecommunications, etc.) has been clearly demonstrated by highly successful deployments in the United States and Canada. Visiphor systems are utilized in Canada, the United Kingdom, United States, Mexico and the Far East. The company is a Microsoft Gold Certified Partner. For information about Visiphor or the company’s products and services, please refer to www.visiphor.com.

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ON BEHALF OF THE BOARD OF DIRECTORS

“Roy Trivett”
President and CEO, Visiphor Corporation

Media Inquiries:

Eric Westra - Manager, Marketing & Communications

Visiphor Corporation

Phone: +1-604-684-2449 Ext. 226

E-mail: eric.westra@visiphor.com

Investor Inquiries:

Rick Peterson

Peterson Capital

Phone: +1-604-684-2883

E-mail: rick.peterson@visiphor.com

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

Forward Looking Statements: This press release may contain statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include the risks and uncertainties described in Visiphor Corporation’s Form 10-KSB filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.